UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 10, 2015

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)  (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 10, 2015, Blue Earth, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement, pursuant to which Jackson Investment Group, LLC (“Jackson”), a principal shareholder of the Company, purchased a $10 million 12% Senior Secured Convertible Note (the “Loan”).  The Note is due September 10, 2015 (“Maturity”), however, may be prepaid without any premium.  Interest at the rate of 12% per annum shall accrue from the date of issuance and be payable at Maturity in cash, or at Jackson’s sole option, in shares of Common Stock at a conversion rate of $1.00 per share.  The Note is secured by all of the capital stock and assets of the Company and its subsidiaries (which have also guaranteed payment of the Note), except for two subsidiaries, Maili PV 01, LLC and Sumter Heat & Power LLC, which collateral has been pledged previously to TCA Global Credit Master Fund, L.P.  The proceeds from the Loan will be used for funding the continuing construction of the Company’s Brooks, Alberta Canada (“Brooks”) combined heat and power (“CHP”) energy plant and for working capital purposes.

Jackson has agreed, solely with respect to Brooks, to permit secured indebtedness in an aggregate principal amount not to exceed $16,300,000 to be secured by a first priority Lien in favor of a senior lender on the Brooks Project provided that (i) any lien in favor of a senior lender shall apply only to assets comprising the Brooks Project, and (ii) any lien subordination documentation in favor of a senior lender shall be acceptable in form and substance satisfactory to Jackson.  The Note is convertible at any time before Maturity at $1.00 per share, into shares of Common Stock of the Company.  Solely to the extent the Note is not converted prior to maturity, Jackson has an option to purchase up to 10,000,000 shares at $1.00 per share for six (6) months commencing upon repayment of the Note.  Jackson also received 200,000 shares of the Company’s common stock as a commitment fee and a warrant to purchase 2,000,000 shares at $1.00 per share ending March 10, 2020.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See discussion in Item 1.01.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

See discussion in Item 1.01.  The issuances of the Warrant and the Option were made in reliance of the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933 based on representations made by the Lender in the Note and Warrant Purchase Agreement.  The transaction did not involve an underwriter or placement agent or sales commission.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

Exhibit Number	Description

10.1	Note and Warrant Purchase Agreement dated March 10, 2015 by and between Blue Earth, Inc. and Jackson Investment Group, LLC. (1)
10.2	12% Senior Secured Convertible Note due September 10, 2015.
10.3	Pledge and Security Agreement by and among Blue Earth, Inc., various subsidiaries and Jackson Investment Group, LLC.
99.1	Press Release dated March 12, 2015 titled "Blue Earth Closes on a $10 Million Senior Secured Convertible Note".

________________________________________

(1)

The schedules to this exhibit have not been filed with this registration statement as they contain due diligence information which the Registrant does not believe is material to an investment decision and which is otherwise described in the Issuer’s SEC filings.  Summaries of the information have been included and the Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015	BLUE EARTH, INC.

By: /s/Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: Chief Executive Officer

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